EXHIBIT 4.1

THIS ELEVENTH SUPPLEMENTAL INDENTURE, dated as of January 31, 2006, by and among the parties listed on Schedule A hereto (each an “Additional Guarantor” and collectively, the “Additional Guarantors”) and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as successor to BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”). Capitalized terms used in this Eleventh Supplemental Indenture and not otherwise defined herein (including terms used on Exhibit A attached hereto) shall have the meanings ascribed to them in the Indenture (as defined on Exhibit A attached hereto).

RECITALS

WHEREAS, Section 4.04 of the Indenture provides that if in accordance with the provisions of the Bank Credit Facility the Company adds, or causes to be added, any Subsidiary that was not a Guarantor at the time of execution of the Original Indenture as a guarantor under the Bank Credit Facility, such Subsidiary shall contemporaneously become a Guarantor under the Indenture;

WHEREAS, desiring to become a Guarantor under the Indenture, each of the Additional Guarantors is executing and delivering this Eleventh Supplemental Indenture; and

WHEREAS, the consent of Holders to the execution and delivery of this Eleventh Supplemental Indenture is not required, and all other actions required to be taken under the Indenture with respect to this Eleventh Supplemental Indenture have been taken.

NOW, THEREFORE IT IS AGREED:

Section 1.   Joinder. Each Additional Guarantor agrees that by its entering into this Eleventh Supplemental Indenture it hereby unconditionally guarantees all of the Issuer’s obligations under (i) the 6.875% Senior Notes, (ii) the 5.95% Senior Notes, (iii) the 4.95% Senior Notes, (iv) the 5.15% Senior Notes, (v) any other Securities of any Series that has the benefit of Guarantees of other Subsidiaries of the Company, and (vi) the Indenture (as it relates to all such Series) on the terms set forth in the Indenture, as if each such Additional Guarantor was a party to the Original Indenture.

Section 2.  Ratification of Indenture. This Eleventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Eleventh Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 3.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.  Successors and Assigns. All covenants and agreements in this Eleventh Supplemental Indenture by each Additional Guarantor shall bind each such Additional Guarantor’s successors and assigns, whether so expressed or not.

Section 5.  Separability Clause. In case any one or more of the provisions contained in this Eleventh Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.  Governing Law. This Eleventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Eleventh Supplemental Indenture is subject to the provisions of the TIA that are required to be part of this Eleventh Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

Section 7.  Counterparts. This Eleventh Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 8.  Role of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Eleventh Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed as of the date first above written.

THE ADDITIONAL GUARANTORS NAMED ON SCHEDULE A HERETO, as Guarantors

By:	Joseph R. Sicree

Name: Joseph R. Sicree
Title: Designated Officer

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	George N. Reaves

Name: George N. Reaves Title: Vice President

SCHEDULE A

Company Name	General Partner/Member	General Partner

LIMITED PARTNERSHIPS

Gigliotti Surrey Hill Associates, L.P.	Gigliotti Surrey Hill Associates, Inc.

Toll at Honey Creek Limited Partnership	Toll MI GP Corp.

Toll CA IX, L.P.	Toll CA GP Corp.

Toll CA X, L.P.	Toll CA GP Corp.

Toll CA XI, L.P.	Toll CA GP Corp.

Toll CA XII, L.P.	Toll CA GP Corp.

Toll CA XIII, L.P.	Toll CA GP Corp.

Toll CA XIV, L.P.	Toll CA GP Corp.

Toll FL VII Limited Partnership	Toll FL GP Corp.

Toll FL VIII Limited Partnership	Toll FL GP Corp.

Toll IL IV, L.P.	Toll IL GP Corp.

Toll MD VIII Limited Partnership	Toll Land Corp. No. 43

Toll MD IX Limited Partnership	Toll Land Corp. No. 43

Toll NY LP	Toll Peppertree, Inc.

Toll PA XI, L.P.	Toll PA GP Corp.

Toll SC III, L.P.	Toll SC GP Corp.

Toll TX V LP	Toll TX GP Corp.

Toll VA III, L.P.	Toll VA III, L.L.C.

Toll VA VII, L.P.	Toll VA GP Corp.

Toll WV LP	Toll WV GP Corp.

LIMITED LIABILITY COMPANIES

Arbor Hills Development LLC	Toll MI IV Limited Partnership	Toll MI GP Corp.

Colonial 40 I, LLC	Colonial 40 II, LLC

Colonial 40 II, LLC	Toll FL V Limited Partnership	Toll FL GP Corp.

Martinsburg Ventures, L.L.C.	Toll Land XXI Limited Partnership	Toll VA GP Corp.

Regency at Washington I LLC	Regency at Washington II LLC

Regency at Washington II LLC	Toll NJ VI, L.P.	Toll Land Corp. No. 10

Santa Teresa Transit Village LLC	Toll CA GP Corp.

TB Kent Partners LLC	Toll NY L.P.	Toll Peppertree, Inc.

Toll CO I LLC	Toll CO, L.P.

Toll Corners LLC	Toll Land Limited Partnership	Toll Land Corp. No. 20

Toll Hoboken LLC	Toll Hudson LP	Toll Land Corp. No. 10

Toll IN LLC	Toll Bros., Inc.

Toll MD II LLC	The Estates at Brooke Manor Limited Partnership	Toll Land Corp. No. 43

CORPORATIONS

Gigliotti Surrey Hill Associates, Inc.

Toll Architecture, Inc.

Toll Brothers Canada USA, Inc.

Toll Northeast Services, Inc.

Toll WV GP Corp.

EXHIBIT A

For purposes of this Eleventh Supplemental Indenture, the term “Indenture” shall mean that certain Indenture, dated as of November 22, 2002 (the “Original Indenture”) by and among Toll Brothers Finance Corp., Toll Brothers, Inc. as Guarantor, the other Guarantors identified therein and the Trustee, as supplemented by: (i) the Authorizing Resolutions, related to the issuance of $300,000,000 aggregate principal amount of 6.875% Senior Notes due 2012 (the “6.875% Senior Notes”) by Toll Brothers Finance Corp. (the “Issuer”) and the issuance of related guarantees by Toll Brothers, Inc. (the “Company”) and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of November 22, 2002; (ii) the First Supplemental Indenture, dated May 1, 2003 (the “First Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such First Supplemental Indenture, thereby became Guarantors) and the Trustee; (iii) the Authorizing Resolutions related to the issuance of $250,000,000 aggregate principal amount of 5.95% Senior Notes due 2013 (the "5.95% Senior Notes") by the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of September 3, 2003; (iv) the Second Supplemental Indenture dated November 3, 2003 (the "Second Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Second Supplemental Indenture, thereby became Guarantors) and the Trustee; (v) the Third Supplemental Indenture, dated January 26, 2004 (the "Third Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Third Supplemental Indenture, thereby became Guarantors) and the Trustee; (vi) the Fourth Supplemental Indenture, dated March  1, 2004 (the “Fourth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourth Supplemental Indenture, thereby became Guarantors) and the Trustee; (vii) the Authorizing Resolutions related to the issuance of $300,000,000 aggregate principal amount of 4.95% Senior Notes due 2014 (the “4.95% Senior Notes”) by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of March 9, 2004; (viii) the Fifth Supplemental Indenture, dated September 20, 2004 (the “Fifth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifth Supplemental Indenture, thereby became Guarantors) and the Trustee; (ix) the Sixth Supplemental Indenture, dated as of October 28, 2004 (the “Sixth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Sixth Supplemental Indenture, thereby became Guarantors) and the Trustee; (x) the Seventh Supplemental Indenture, dated as of October 31, 2004 (the “Seventh Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Seventh Supplemental Indenture, thereby became Guarantors) and the Trustee; (xi) the Eighth Supplemental Indenture, dated as of January 31, 2005 (the “Eighth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Eighth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xii) the Authorizing Resolutions related to the issuance of $300,000,000 aggregate principal amount of 5.15% Senior Notes due 2015 (the “5.15% Senior Notes”) by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of May 26, 2005; (xiii) the Ninth Supplemental Indenture, dated as of June 6, 2005 (the “Ninth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Ninth Supplemental Indenture, thereby became Guarantors) and the Trustee; and (xiv) the Tenth Supplemental Indenture, dated as of August 1, 2005 (the “Tenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Tenth Supplemental Indenture, thereby became Guarantors) and the Trustee, and as may be further supplemented (including by this Eleventh Supplemental Indenture) and/or amended.